Exhibit 99.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), effective as of February 24, 2005 (the “Effective Date”), by and between USI Northeast, Inc., a New York corporation (“Company”) and Thomas E. O’Neil (“Producer”). Company and Producer are referred to hereinafter as the “Parties”.

R E C I T A L S:

WHEREAS, the Company is a wholly owned subsidiary of U.S.I. Holdings Corporation, a Delaware corporation (“USI”) and;

WHEREAS O’Neil and the Company were parties to an Employment Agreement effective as of December 1, 2002 (the “Prior Employment Agreement”);

WHEREAS, O’Neil resigned effective February 24, 2005, as Senior Vice President and Chief Operating Officer of the Company and USI, and his employment under the Prior Employment Agreement was terminated as of such date;

WHEREAS, the Company, USI and O’Neil are parties to a Separation Agreement dated as of March 31, 2005 (the “Separation Agreement”);

WHEREAS the Company wishes to retain his services and desires to employ the Producer on the terms and subject to the conditions set forth herein, and Producer is willing to accept such employment on such terms and conditions; and

WHEREAS, by virtue of such employment, Producer will have access to certain Confidential Information of the USI Companies; and

WHEREAS, Producer acknowledges and agrees that the Company (on behalf of itself and the USI Companies) has a reasonable, necessary and legitimate business interest in protecting its own and the USI Companies’ Confidential Information, Client Accounts, Goodwill and ongoing business, and that the terms and conditions set forth below are reasonable and necessary in order to protect these legitimate business interests.

NOW THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the Parties, intending to become legally bound, agree as follows:

A G R E E M E N T:

1. DEFINITIONS

1.1 Specific Definitions. Capitalized terms not defined elsewhere herein shall have the following meanings ascribed to them:

“Active Prospective Acquisition” means any business or enterprise engaged in providing USI Business, (i) with which, to the knowledge of Producer, a USI Company (or any of its agents) had engaged in negotiations (whether or not successfully) within the 24 months preceding a specified date, regarding the acquisition of, sale of assets by, or merger or joint venture with, such business or enterprise or (ii) which to the knowledge of Producer had been identified by a USI Company (or any of its agents) in the business records of such USI Company within the 24 months preceding a specified date, and actively considered as a candidate, for possible acquisition, merger, sale of assets or joint venture.

“Active Prospective Client” means, any Person, or a group of Persons, (i) who or which had been identified with reasonable particularity by a USI Company (or any of its agents) in the business records of such USI Company within the 24 months preceding a specified date, with reasonable particularity as a possible client or customer of a USI Company, or (ii) to whom or which a USI Company (or any of its agents) had communicated in the business records of such USI Company within the 24 months preceding a specified date, in writing or otherwise, with respect to the provision of any services that such USI Company provides in the conduct of its business.

“Client Account” means the account of any client (including, without limitation, any retail insurance agent or broker, individual insured, association and any member thereof, and any insurance carrier or other entity to the extent third party administration claims processing or underwriting is performed by a USI Company for such carrier or other entity) who or which is serviced by a USI Company in connection with such USI Companies’ business, regardless of whether such services are provided by, or through the licenses of a USI Company or any shareholder, employee or agent of a USI Company.

“Confidential Information” means at any date, any information of a USI Company, that is not already generally available to the public (unless such information has entered the public domain and become available to the public through fault on the part of the Party to be charged hereunder), all of which the Parties agree constitute trade secrets under the governing trade secrets law, including but not limited to:

(i)

the identity of any client (including, without limitation, any retail insurance agent or broker, individual insured, association and any member thereof, and any insurance carrier or other entity to the extent third party administration claims processing or underwriting is performed by a USI Company for such carrier or other entity) whose account constituted a Client Account at any time within the 24 months preceding such date, as well as the identity of any Active Prospective Client as of such date;

(ii)	the identity, authority and responsibilities of key contacts at each such client and Active Prospective Client;

(iii)	the service cost burden with respect to each such client and Active Prospective Client;

(iv)	the identities of markets or companies (including, but not limited to, managed care programs, physician networks and the surgical review board) from which insurance coverages or other commitments, benefits or services for clients are obtained, the surgical review boards of such companies and the commission rates and/or fees with respect thereto;

(v)	the types of consulting, third-party administration, employee communication, investment management, managed care, human resource and other services, and insurance coverages, provided or to be provided specifically to any such client or Active Prospective Client, and the internal corporate policies relating thereto;

(vi)	the specific insurance policies purchased by or for such clients or Active Prospective Clients;

(vii)	the expiration dates, commission rates, fees, premiums and other terms and conditions of such policies;

(viii)	the risk specifications and other characteristics, and claims loss histories of such clients or Active Prospective Clients;

(ix)	the nature of programs and plans, including their design, funding and administration, demographic characteristics and any other information supplied by, or developed for, such clients or Active Prospective Clients;

(x)	operations manuals, prospecting manuals and guidelines, pricing policies and related information, marketing manuals and plans, and business strategies, techniques and methodologies;

(xi)	financial information, including information set forth in internal records, files and ledgers, or incorporated in profit and loss statements, fiscal reports and business plans;

(xii)	Active Prospective Acquisitions as of such date, and all financial data, pricing terms, information memoranda and due diligence reports relating thereto;

(xiii)	Technology and e-commerce strategies, business plans and implementations, inventions, algorithms, computer hardware, software and applications (including but not limited to any source code, object code, documentation, diagrams, flow charts, know-how, methods or techniques, associated with the development or use of the foregoing computer software);

(xiv)	all internal memoranda and other office records, including electronic and data processing files and records; and

(xv)	any other information constituting a trade secret under the governing trade secrets law.

“Goodwill” means the expectation of continued patronage from Client Accounts and new patronage from prospective clients.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

“USI Business” means the businesses provided by any of the USI Companies (including, without limitation, the providing of (i) insurance agency and brokerage, and related insurance services, including, without limitation, risk management and loss control, cost containment, analysis of loss exposures and designs, catastrophic case management, loss reserves and rate reviews, performance of cash flow studies, administration of risk funding and transfer techniques, captive company formation, self-insurance consulting, reinsurance and excess stop loss (both specific and aggregate) placement, management of insurance programs (including programs with respect to membership associations and congregations), third party administration, actuarial and administrative services for pension and health plans, compensation programs and employee communications; (ii) managed care consulting services and related legal assistance; (iii) human resource and employee compensation consulting services and related legal assistance; and (iv) any insurance or financial services relating to any of the foregoing).

“USI Companies” or “USI Company” means USI, its subsidiaries (including the Company), and any entity under the control (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, without regard to whether any party is a “registrant” under such Act) of USI, and any of their successors or assigns.

2. POSITION, RESPONSIBILITIES AND TERM

2.1. Producer’s Position and Responsibilities. On the terms and subject to the conditions set forth in this Agreement, the Company shall employ Producer to serve as an account executive with respect to certain mutually agreed upon accounts. Producer shall perform all duties customarily attendant to such position in a company the size and nature of the Company and shall perform such services and duties commensurate with Producer’s position as may from time to time be prescribed by the Chief Executive Officer of USI (the “USI CEO”) and agreed to by Producer. The Producer shall perform the services hereunder at his home or such other location as he chooses, but not at the Company’s offices (unless otherwise authorized by the Company) and shall pay his own expenses incident to the maintenance of said office, and shall do such traveling as may be reasonably required of Producer in the performance of Producer’s duties. Producer shall report to the USI CEO. Producer shall, at the Company’s expense, obtain and retain the proper licenses for lines of insurance solicited and serviced by Producer and notwithstanding anything to the contrary in this Agreement, Producer acknowledges that Producer is not entitled to any commissions for sales or servicing of a policy falling within a line of insurance if Producer is not properly licensed for such line of insurance.

2.2 No Conflicts of Interest. Producer further agrees that throughout the Term, he will not accept such other employment which would be prohibited by this Agreement, or would materially interfere with or present a conflict of interest concerning Producer’s ability to perform his duties consistent herewith. During the Term, Producer agrees to adhere to and comply with any and all business practices and requirements of ethical conduct set forth in USI’s Code of Business Conduct, the Company’s employee manual or similar publication.

2.3. Term. Producer shall be employed commencing on the Effective Date and ending on the date on which employment is terminated in accordance with the provisions of Section 8 of this Agreement. The foregoing term of employment shall be referred to hereinafter as the “Term”.

3. ACCEPTANCE

3.1 Producer hereby accepts such employment as set forth herein and agrees that throughout the period of employment hereunder, Producer will devote sufficient business time, attention, knowledge and skills to the performance of his duties hereunder. Nothing herein shall prevent Producer from working or providing services to any other Person provided such work or services are not prohibited by Section 7.2 hereof.

4. COMPENSATION

4.1 Stipend and Bonus. Producer will not be paid a draw, but will be paid a monthly non-refundable stipend of two thousand dollars ($2,000) during the Term, payable on the first payroll date each month of the Term beginning with April 2005. In addition, Producer will be paid a $350,000 cash signing bonus (the “Bonus”), payable in a lump sum no later than April 8, 2005 (less applicable taxes and withholdings).

4.2 Calculation of Commissions. Producer agrees to accept, commissions calculated in accordance with the following terms and conditions:

(a)	Forty percent (40%) of first twelve (12) months (New) annual Net Commissions and Fees received on Client Accounts for commercial property and casualty policies and personal lines policies in each case assigned and Coded to Producer as the sole originating/selling and sole servicing producer;

(b)	Twenty Five percent (25%) on annual Net Commissions and Fees received subsequent to first twelve (12) months (Renewals) on Client Accounts for commercial property and casualty policies assigned and Coded to Producer as the sole originating/selling and sole servicing producer and zero percent on Renewals of personal lines policies; and

(c)	An amount determined on a case by case basis by the Company for Client Accounts of which there is a substantial portion of fee based revenue attributable in whole or part to Producer’s efforts as an originating/selling and/or servicing producer; and

(d)	An amount determined by the Company’s policies then in effect on Client Accounts for which the Producer is not both the sole originating/selling producer and the sole servicing producer. These policies may be changed from time to time in the sole discretion of the Company.

(e)	Notwithstanding anything to the contrary contained herein, Producer shall not be compensated on clients (new and renewal) listed on Exhibit A.

4.2.1. Minimum Account Revenues. No commission will be paid on Client Accounts for Client Accounts that generate less than $5,000 in Net Commissions and Fees on an individual basis, except for personal lines which will be paid on new business only.

4.2.2. Payment of Commissions during Employment. During the Term, the Company shall calculate commissions earned by Producer no less than quarterly. Earned commissions shall be reduced by any commissions previously paid to Producer with respect to premiums or fees subsequently refunded or not collected by the Company.

4.2.3. Commissions following Termination of Employment. If Producer’s employment under this Agreement is terminated for any reason, Producer’s eligibility for any commissions shall end as of the effective date of termination. The Company shall calculate commissions earned by Producer, which shall be due and payable within sixty (60) days after the effective date of Producer’s termination. No further commissions shall be due and payable after such payment. Earned commissions shall be reduced by any commissions previously paid to Producer with respect to premiums or fees subsequently refunded or not collected by the Company.

4.2.4. Definitions. For purposes of this Agreement, the following definitions shall apply:

“Net Commissions and Fees” means all commissions and fees received and actually collected by the Company, specifically on a policy Coded to the Producer, less payments to co-brokers, subproducers, other external service providers and/or other USI Companies (including, without limitation, any and all commissions and fees paid or due to co-brokers or sub-brokers, and any sub-broker rebate, service fees and return commissions). “Net Commissions and Fees” shall not include overrides or any other non-standard commissions or any interest on premiums on deposit, profit sharing, contingent, bonus, excess commissions or any other such commissions.

“New” means any policy lines of coverage for a new client or any new policy lines of coverage for an existing client written by the Company or the other USI Companies, as the case may be. New will not encompass any client for which similar coverage was “In-Force” in the previous twelve months and such business will be considered Renewal business.

“Renewal” means the second and any subsequent year of any New coverage.

“Coded to Producer” means all policies and other business coded to Producer, as determined in good faith by Company based on standards generally used in the insurance industry. In the event of a dispute it shall be the sole and absolute discretion of the Company to determine the coding attributable to Producer.

4.3 Benefits. Producer and his eligible dependents shall be entitled to the benefits which are afforded generally to similar employees (and their dependents) of the Company on the same terms as are provided to such employees (other than paid time off). Notwithstanding the foregoing, nothing contained in this Agreement shall require the Company to establish, maintain or continue any of the benefit plans already in existence or hereafter adopted for the Producers of the Company, or restrict the right of the Company to amend, modify or terminate such benefit plans, provided such amendment, modification or termination applies to all similar employees of the Company.

5. EXPENSES

The Company shall not be required to reimburse Producer for any expenses, unless otherwise specifically provided for in this Agreement or specifically agreed to in writing, in advance, by the USI CEO.

6. CONFIDENTIAL INFORMATION AND PROPERTY

6.1. Property of the Company. Subject to Section 4.2 hereof, Producer acknowledges and agrees that all premiums, commissions, fees and other forms of compensation, and all Confidential Information of the USI Companies (determined as of any date during the Term), which Producer generates in the course of providing, directly or indirectly, any USI Business during the Term hereof (including such items resulting from or relating to services provided by Producer to the USI Companies), shall be the sole property of the USI Companies, as the case may be. Producer acknowledges and agrees that all business, financial, and acquisition strategies and plans of the Company or USI Companies and all other Confidential Information (determined as of any date during the Term) to which Producer has access, and all documents, concepts, ideas, reports, notes, compilations, sketches, work product, all concepts and ideas which relate to the Company’s business, all copyrights and patents pertaining thereto, and all renewals, extensions, subdivisions and continuations-in-interest thereof and other materials of any kind or character, which Producer makes or produces in the course of his employment hereunder (including such items resulting from or relating to services provided by Producer to the USI Companies) (hereinafter referred to as “Company Materials”) whether or not such materials are Confidential Information, shall be the sole property of the Company. .

6.2. Confidentiality during Term. During the Term hereof, Producer will not use, or disclose to any Person, any Confidential Information (determined as of any date during the Term hereof) of any USI Company obtained by Producer during the Term, except (a) in the normal course of business on behalf of such USI Company, (b) with the prior written consent of such USI Company, (c) to the extent disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order Producer to disclose or make accessible any information (in which event Producer shall notify such USI Company as promptly as practicable (and, if possible, prior to the making of such disclosure)), (d) in connection with any other litigation, arbitration or mediation involving this Agreement or the Separation Agreement, including, without limitation, enforcement of any such agreement or (e) as to Confidential Information that becomes generally known to the public or within the trade or industry other than due to Producer’s violation of Section 6.2 or Section 6.3 of this Agreement, as applicable.

6.3. Confidentiality following Term. Following the Term hereof, Producer will not use, or disclose to any Person, any Confidential Information (determined as of the date of termination of Producer’s employment with the Company) of any USI Company, except (a) with the prior written consent of such USI Company or (b) to the extent permitted in clauses (c) through (e) of Section 6.2.

7. NON-SOLICITATION AND NON-COMPETITION

7.1. Non-Solicitation. Except in the normal course of business on behalf of any USI Company, Producer agrees that he will not, directly or indirectly, (a) solicit, sell, provide services to, consult for, accept a broker of record letter with respect to, or accept any request to provide, or induce the termination, cancellation or non-renewal of, any USI Business from or by any person, corporation, firm or other entity whose account (including, but not limited to, the accounts on Exhibit A) constituted a Client Account of any Serviced USI Company at any time within the 24 months preceding the earlier of the date of such act or the date on which Producer is no longer employed hereunder or (b) solicit, offer, negotiate or otherwise seek to acquire any interest in any Active Prospective Acquisition of a Serviced USI Company, determined as of the earlier of the date of such act or the effective date of termination of Producer’s employment with the Company hereunder. The restrictions contained in this Section 7.1 shall apply throughout the Term hereof and thereafter until two (2) years after the effective date on which Producer is no longer employed hereunder. Serviced USI Company means the Company or any USI Company to whom the Producer provided services on behalf of the Company hereunder.

7.2. Non-Competition. In consideration of the payments and benefits to be received by Producer under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Producer, Producer agrees that, during the Term, Producer will refrain from carrying on any business, directly or indirectly, which provides any USI Business, except (i) in the normal course of business on behalf of any USI Company during the term of Producer’s employment under this Agreement or (ii) with the Company’s prior written consent. The term “carrying on any business” shall mean to act as a sole proprietor, partner, member of a limited liability company, stockholder, officer, director, employee, manager, trustee, agent, advisor, joint venturer, or consultant of, with or to, any business, or otherwise to own, manage, operate, control or participate in the ownership, management, operation or control of, or engage in, any business. It is expressly agreed that this Section 7.2 is not intended to restrict or prohibit the ownership by Producer of stock or other securities of a publicly-held corporation in which Producer does not (a) possess beneficial ownership of more than 5% of the voting capital stock of such corporation or (b) participate in any management or advisory capacity. It is the desire and intent of the parties that the provisions of this Section 7.2 shall be enforced under the laws and public polices applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 7.2 is adjudicated to be invalid or unenforceable or shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable laws and such provision shall be deemed modified and amended to the extent necessary to render such provision enforceable in such jurisdiction.

7.3. No Hiring. Producer further agrees that he will not, directly or indirectly, solicit the employment, consulting or other services of, any other employee or independent producer of any USI Company who was an employee or independent producer of any USI Company during the Term or otherwise induce any of such employees to leave such USI Company’s employment or to breach an employment or independent producer agreement therewith. The restrictions contained in this Section 7.3 shall apply throughout the Term hereof and thereafter until two (2) years following the date on which Producer is no longer employed hereunder.

7.4 Miscellaneous. Without limiting the provisions of Section 18, in the event of any assignment by the Company permitted under such section, the restrictive periods contained in this Section 7 shall be determined by reference to the termination of Producer’s employment with any permitted assignee of the Company hereunder.

8. TERMINATION

8.1 Termination by the Company. Company shall have the right to terminate Producer’s employment hereunder with or without cause by giving Producer 30 days prior written notice to that effect. Any such termination of employment shall be effective on the later of (a) 30 days after such notice or (b) date specified in such notice. In the event of such termination, the Company shall (i) pay to Producer an amount equal to the amount of commissions earned and payable as of the date of termination to Producer pursuant to Section 4 hereof; (ii) continue to pay Producer any unpaid retainer pursuant to Section 4.1 (which shall be pro-rated for any partial month) and to provide the benefits for Producer and his eligible dependents as set forth in Section 4.3 hereof and (iii) reimburse Producer for any unreimbursed business expenses payable pursuant to Section 5 hereunder.

8.2 Termination by Producer. Producer shall have the right to terminate this Agreement and his employment hereunder by giving the Company not less than thirty (30) days notice. In the event that such notice is given, the Company may require Producer to leave immediately. The termination of employment shall be effective on the earlier of thirty days after issuance of the notice and the date specified in the notice. In the event of such termination, Producer shall be entitled to receive the same payments and benefits as would be provided under Section 8.1 (i) and (iii) in the event of a termination by the Company.

8.3 Termination Due To Death. This Agreement shall terminate immediately upon the date of Producer’s death. In the event of any such termination, the Company shall pay to Producer’s representative or his estate any commissions due to the effective date of termination, any business expenses remaining unpaid on the effective date of the termination for which Producer is entitled to be reimbursed under Section 5 herein, and any unpaid portion of the retainer set forth in Section 4.1 (pro-rated for any partial month of employment).

8.4 Repayment of Excess Commissions. Notwithstanding anything to the contrary contained in this Agreement, upon termination or expiration of this Agreement for any reason Producer shall have an ongoing duty to return commissions received with respect to premiums or fees subsequently refunded or not collected, by the Company (on an account-by-account basis).

8.5 Miscellaneous Termination Provisions. Producer, upon termination of his employment hereunder, hereby irrevocably promises to:

a. Return all tangible property of the USI Companies in his possession or within his custody and control wherever located immediately upon such termination.

b. Participate in an exit interview with a designated person or persons of Company if requested by Company.

c. Provide each new employer with a copy of this Agreement prior to taking a position with such new employer within two (2) years after his termination.

8.6 No Mitigation/No Offset. During the Term and thereafter, Producer shall be under no obligation to seek other employment and there shall be no offset against amounts, benefits or entitlements due him under this Agreement or the Separation Agreement on account of any remuneration, benefits or entitlements provided by any subsequent employment (including self-employment) Producer may obtain. The Company’s obligation to make any payment pursuant to, and otherwise perform its obligations under, this Agreement or the Separation Agreement shall not be affected by any offset, counterclaim or other right that the Company or any USI Company may have against him for any reason.

9. REMEDIES

9.1. Equitable Relief. Producer acknowledges that the services to be rendered by him hereunder are of a special, unique and extraordinary character and that it would be extremely difficult or impracticable to replace such services, that the material provisions of this Agreement are of crucial importance to the Company and that any damage caused by the breach of Sections 6 or 7 of this Agreement would result in irreparable harm to the business of the Company for which money damages alone would not be adequate compensation. Accordingly, Producer agrees that if he violates Sections 6 or 7 of this Agreement, the Company shall, in addition to any other rights or remedies of the Company available at law, be entitled to equitable relief in any court of competent jurisdiction, including, without limitation, temporary injunction and permanent injunction.

10. WITHHOLDING

10.1 Each payment to Producer under this Agreement shall be reduced by any amounts required to be withheld by the Company from time to time under applicable laws and regulations then in effect.

11. REPRESENTATIONS AND WARRANTIES

11.1 Producer’s General. As of the date that he executes this Agreement, Producer represents and warrants to the Company that the execution of this Agreement and the performance of his duties as contemplated hereunder do not conflict with any other Agreement, law, rule, regulation, or court order by which he is bound.

11.2 No Impairment. As of the date that he executes this Agreement, Producer represents and warrants that he is not subject to any agreement or contract that would preclude or impair, in any way, his ability to carry out his duties under this Agreement for the Company.

11.3 Company’s General. As of the date that it executes this Agreement, the Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties hereto, it shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

12. INTELLECTUAL PROPERTY AND OWNERSHIP OF BUSINESS

12.1 Ownership of Records. Producer agrees that all papers, documents, records, and business accounts generated by Producer during the Term, or given to Producer during and in the course of his employment with Company during the Term, is the exclusive property of the Company and shall remain with the Company upon Producer’s termination.

12.2 Intellectual Property. Producer agrees to assign without further consideration all intellectual property, including, but not limited to, inventions, discoveries or any material produced by him during the course of his employment hereunder (including modifications or refinements of such materials) to the Company in their entirety. Such assignment and transfer is a complete and total assignment and transfer of any right Producer may have in such intellectual property and includes any patent, copyright, trade or service mark or the right to obtain any such patent, copyright, trade or service mark, and any trade secret rights in such material. This provision does not entitle Producer to any additional compensation, with such compensation, if any, being entirely within the discretion of Company.

13. ENTIRE AGREEMENT; NO AMENDMENT

13.1 No agreements or representations, oral or otherwise, express or implied, have been made by either Party, with respect to Producer’s employment by any USI Company, that are not set forth expressly in this Agreement other than the Prior Employment Agreement and the Separation Agreement. This Agreement supersedes and cancels any prior agreement other than the surviving provisions of the Prior Employment Agreement and Separation Agreement (and other than agreements (which are not employment agreements) executed pursuant to USI’s stock or option incentive plans, such as, by way of example, option agreements, registration rights agreements, lock-up agreements, shareholder agreements and restricted stock agreements) entered into between Producer and the Company or any USI Company or their predecessors relating to Producer’s employment by any USI Company. No amendment, waiver or modification of this Agreement shall be valid or binding unless made in writing and signed by the Party against whom enforcement thereof is sought.

14 NOTICES

14.1 All notices, demands and requests of any kind which either Party may be required or may desire to serve upon the other Party hereto in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by courier or other means of personal service, which provides written verification of receipt, or by registered or certified mail return receipt requested (each, a “Notice”). Any such Notice delivered by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid, or if by courier then deposited with the courier. All Notices shall be addressed to the Parties to be served as follows:

(a)	If to the Company, at

U.S.I. Holdings Corporation.

555 Pleasantville Road

Briarcliff Manor, NY 10510

Attn: CEO

Copy to:

U.S.I. Holdings Corporation.

555 Pleasantville Road

Briarcliff Manor, NY 10510

Attn: General Counsel

(b)	If to Producer, at:

Mr. Thomas E. O’Neil

12 South Eastern Farm Road

Pound Ridge, New York 10576

Either of the Parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other Party given under this Section. All such notices, requests, demands, and other communications shall be effective when received at the respective address set forth above or as then in effect pursuant to any such change.

15. WAIVERS

15.1 No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

16. GOVERNING LAW

16.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17. SEVERABILITY

17.1 The provisions of this Agreement are intended to be interpreted in a manner which makes them valid, legal, and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable by such provision shall be modified or restricted to the extent and in the manner necessary to render it valid, legal, and enforceable. It is expressly understood and agreed between Producer and the Company that such modification or restriction may be accomplished by mutual accord between the Parties or, alternatively, by disposition of an arbitrator or a court of law. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions.

18. ASSIGNMENT

18.1 This Agreement shall be binding on, enforceable against and inure to the benefit of, the Parties and their respective heirs, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit on any other person; provided, however, that Producer’s rights hereunder are personal to him and shall not be voluntarily or involuntarily assigned or transferred except by will, operation of law or in accordance with any applicable plan, policy, agreement or arrangement of the USI Companies and any attempt to do so shall be void. In the event of Producer’s death or a judicial determination of his incompetence, the payments and benefits provided hereunder shall be paid to his estate, beneficiaries or legal representatives, as the case may be. The Company or any other USI Company may assign its rights and obligations under this Agreement without the prior written consent of Producer.

19. MISCELLANEOUS

21.1 For the avoidance of doubt, the provisions of sections 6, 7, and any other ongoing duties of the parties hereto shall survive termination or expiration of this Agreement to the extent necessary to preserve the intent of the Parties.

20. COUNTERPARTS

20.1 This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

21. HEADINGS

21.1 The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

22. CONSTRUCTION OF AGREEMENT

22.1 All Parties agree that this Agreement shall be construed in such a manner so as not to favor one party or the other regardless of which party has drafted this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of March 31, 2005.

USI NORTHEAST, INC.

By:	/s/ Ernest J. Newborn II
Name:	Ernest J. Newborn II
Title:	Secretary

/s/ Thomas E. O’Neil Thomas E. O’Neil

EXHIBIT A

(“Excluded Clients”)